Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Vice President of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Reports Third Quarter Results

PLANO, TX (October 30, 2006) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) announced consolidated financial results for the three and nine months ended September 30, 2006. For the three months, the Company reported revenues of $1.4 billion; earnings before interest, taxes, depreciation, amortization, and other items (“adjusted EBITDA”) of $156.2 million; net income of $39.8 million; income from continuing operations of $40.7 million; diluted earnings per share (“EPS”) of $0.46; and diluted EPS from continuing operations of $0.47.

Results for the three months include approximately $25 million of additional allowance for doubtful accounts, which reduced diluted EPS from continuing operations by approximately $0.18 (previously announced on October 16, 2006). Results for the three months also include $7.1 million, or $0.05 per diluted share, of stock compensation expense recorded with the January 1, 2006 adoption of Statement of Financial Accounting Standards (SFAS) 123(R), “Share-Based Payment.” In addition, several items in the quarter resulted in a net positive impact of approximately $0.01 on diluted EPS from continuing operations.

On a same-facility basis compared to the prior year three-month period, inpatient admissions increased 3.7%, adjusted admissions increased 4.0%, and inpatient surgeries increased 4.1%. Patient revenue per adjusted admission increased 6.0%, patient revenues increased 10.2%, and revenues increased 9.6%. Same-facility results included facilities owned for the full third quarter of both years.

For the three months, the Company reported a provision for doubtful accounts of $152.0 million, or 11.1% of revenue, compared to 7.3% in the third quarter of 2005 and 9.3% in the second quarter of 2006 (all including the impact of the Company’s self-pay discount policy). Self-pay discounts in the quarter totaled $45.6 million. As mentioned above, the provision includes approximately $25 million of additional allowance for doubtful accounts. Approximately $15 million ($0.11 per diluted share) of the additional allowance was related to a change in the Company’s estimate of collection rates and approximately $10 million ($0.07 per diluted share) was related to current trends in self-pay receivables.

For the three months, cash flow from operating activities was $78.2 million, or $122.8 million excluding cash interest payments of $8.5 million and cash tax payments of $36.1 million. Cash flow from operations was negatively impacted during the quarter by a delay in receipt of approximately $36 million of Medicare payments from CMS during the latter part of September (as mandated by the Deficit Reduction Act of 2005); these payments have subsequently been received during the fourth quarter of 2006. During the quarter, Triad paid debt principal of $3.3 million and received proceeds of $5.2 million from the issuance of common stock. Proceeds from asset sales during the quarter were $13.9 million primarily from the sale of the former Valley Hospital facility, a replacement for which opened in January 2006, and two medical office buildings.

During the quarter, the Company spent $105.5 million on capital expenditures. On June 22, 2006, construction began on Cedar Park Regional Medical Center, a new 75-bed hospital in Cedar Park, Texas, that is owned by an entity having an affiliate of Triad and Seton Health System as its partners. On July 7, 2006, construction began on a 270-bed replacement hospital for Gateway Medical Center in Clarksville, Tennessee; an affiliate of Triad acquired an 80% interest in a venture formed to own the existing hospital in February 2006. On November 14, 2006, Triad is expected to begin operating Beacon Hospital in Dublin, Ireland, under a lease arrangement. During the quarter, the Company spent $6.4 million on acquisitions, primarily for an imaging center and rural health clinics. For 2006, the Company plans to spend approximately $570-630 million on capital expenditures and acquisitions (below its previous guidance of $630-780 million).

At September 30, cash and cash equivalents were $262.4 million, and the Company had $577 million available under its $600 million revolving line of credit, which was reduced by $23 million of outstanding letters of credit. Long-term debt outstanding was $1.7 billion, and stockholders’ equity totaled $3.2 billion.

For the nine months, the Company reported revenues of $4.1 billion; adjusted EBITDA of $539.9 million; net income of $183.0 million; income from continuing operations of $168.6 million; diluted EPS of $2.11; and diluted EPS from continuing operations of $1.94. Results for the nine months include $20.8 million, or $0.16 per diluted share, of stock compensation expense recorded with the January 1, 2006 adoption of SFAS 123(R). Provision for doubtful accounts for the nine months was $400.9 million, or 9.7% of revenue.

On a same-facility basis compared to the prior year nine-month period, inpatient admissions increased 1.2%, adjusted admissions increased 2.0%, and inpatient surgeries increased 4.9%. Patient revenue per adjusted admission increased 7.7%, patient revenues increased 9.8%, and revenues increased 9.5%. Same-facility results included facilities owned for the full nine months of both years.

For the nine months, cash flow from operating activities was $211.1 million, or $431.3 million excluding cash interest payments of $66.5 million and cash tax payments of $153.7 million. The Company spent $338.9 million on capital expenditures and $55.6 million on acquisitions during the nine months. The Company paid debt principal of $4.3 million and received proceeds of $27.1 million from the issuance of common stock.

For the fourth quarter of 2006, Triad expects diluted EPS from continuing operations of approximately $0.54-0.59 and diluted EPS from continuing operations excluding stock compensation expense of approximately $0.59-0.64; the Company expects the provision for doubtful accounts for the fourth quarter to be approximately 10.3-10.8% of revenue. For the full year 2006, Triad expects diluted EPS from continuing operations of approximately $2.48-2.53 and diluted EPS from continuing operations excluding stock compensation expense of approximately $2.69-2.74. The Company also updated its guidance for same-facility admissions growth for 2006 to 1-2% from 0-1%.

The Company continues to conduct a quarterly evaluation of accounts receivable to estimate the allowance for doubtful accounts. The evaluation process includes a review of changes in the level of uninsured receivables, accounts receivable days, accounts receivable agings, and cash collections. In the third quarter of 2006, the Company updated the average cash collection percentages and determined that the average collection percentage was approximately 35%; the Company plans to update the average collection percentages in the fourth quarter of 2006 as well. Each 1% change in collection percentage impacts the allowance for doubtful accounts by approximately $5 million, or $0.04 per diluted share. The Company cannot predict the outcome of this collection analysis process; however, if the average accounts receivable collection percentages experienced by the Company’s hospitals as updated during the fourth quarter of 2006 are consistent with trends observed during the third quarter of 2006, an additional allowance for doubtful accounts of approximately $18-22 million may be required.

The Company expects to update its guidance for 2007 diluted EPS and thereafter following the completion of its strategic planning and budgeting process for 2007.

At its next regularly scheduled meeting on November 2, 2006, the Company plans to recommend to its Board of Directors for approval a program under which the Company could repurchase up to $250 million of its common stock on the open market in privately negotiated transactions.

Triad will conduct a conference call at 10:00 am Eastern Time (9:00 am Central Time) today, October 30, to discuss these results. To listen to the call, please call 800-811-8824, confirmation code 7252462. International participants, please call 913-981-4903, confirmation code 7252462. This conference call will be simulcast on the Internet via the Triad website at www.triadhospitals.com. A recorded replay of the call will be available for 14 days at 719-457-0820 or 888-203-1112, confirmation code 7252462.

Triad, through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. The Company currently operates 52 hospitals (including one under construction) and 12 ambulatory surgery centers in 16 states with approximately 9,560 licensed beds. In addition, through its QHR subsidiary, the Company provides hospital management, consulting, and advisory services to more than 180 independent community hospitals and health systems throughout the United States.

This press release contains forward-looking statements based on current management expectations. Numerous factors may cause results to differ materially from those anticipated in the forward-looking statements. These factors include, but are not limited to, (1) the highly competitive nature of the healthcare business, (2) the efforts of insurers and other payers, healthcare providers and others to contain healthcare costs, (3) possible changes in Medicare, Medicaid and other government programs that may limit reimbursements to healthcare providers, (4) changes in Federal, state or local regulations affecting the healthcare industry, (5) the possible enactment of Federal or state healthcare reform, (6) the ability to attract and retain qualified management and personnel, including physicians and nurses, (7) the departure of key executive officers from Triad, (8) adverse changes in the collectibility of accounts receivable, (9) the successful implementation of Triad’s new information technology system, (10) claims and legal actions relating to professional liabilities and other matters, (11) fluctuations in the market value of Triad common stock, (12) changes in accounting standards, (13) changes in general economic conditions or geopolitical events, (14) future acquisitions, joint venture developments or divestitures which may result in additional charges, (15) the ability to enter into managed care provider arrangements on acceptable terms, (16) the availability and terms of capital to fund the expansion of Triad’s business, (17) changes in business strategy or development plans, (18) the ability to obtain adequate levels of general and professional liability insurance, (19) potential adverse impact of known and unknown government investigations, (20) timeliness of reimbursement payments received under government programs, and (21) other risk factors described in our Form 10-K and other Company filings with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDA; the Company believes this information is useful to investors and other interested parties; such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies; reconciliation of this information to the most comparable GAAP measure is included as an attachment to this release. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended September 30, 2006 and 2005

Unaudited

(Dollars in millions, except for earnings per share)

	For the three months ended
	2006		2005
	Amount	Percentage	Amount	Percentage
Revenues	$1,373.1	100.0%	$1,160.9	100.0%

Salaries and benefits, including stock compensation expense of $7.1 in 2006	555.4	40.4%	494.1	42.6%
Reimbursable expenses	12.1	0.9%	12.2	1.0%
Supplies	238.0	17.3%	198.0	17.1%
Other operating expenses	270.7	19.7%	208.9	18.0%
Provision for doubtful accounts	152.0	11.1%	84.6	7.3%
Depreciation	55.9	4.1%	49.5	4.3%
Amortization	1.4	0.1%	1.8	0.1%
Interest expense	24.4	1.8%	24.2	2.1%
ESOP expense	3.1	0.2%	3.7	0.3%
Gain on sales of assets	(5.3)	(0.4%)	(0.3)	0.0%

Total operating expenses	1,307.7	95.2%	1,076.7	92.8%

Income from continuing operations before minority interests, equity in earnings and income tax provision	65.4	4.8%	84.2	7.2%
Minority interests in earnings of consolidated entities	(7.1)	(0.5%)	(1.8)	(0.1%)
Equity in earnings of unconsolidated affiliates	11.3	0.8%	8.1	0.7%

Income from continuing operations before income tax provision	69.6	5.1%	90.5	7.8%

Income tax provision	(28.9)	(2.1%)	(35.2)	(3.0%)

Income from continuing operations	40.7	3.0%	55.3	4.8%

Loss from discontinued operations	(0.9)	(0.1%)	(9.0)	(0.8%)

Net income	$39.8	2.9%	$46.3	4.0%

Basic income per common share:
Continuing operations	$0.47		$0.65
Discontinued operations	$(0.01)		$(0.11)

Net	$0.46		$0.54

Diluted income per common share:
Continuing operations	$0.47		$0.64
Discontinued operations	$(0.01)		$(0.11)

Net	$0.46		$0.53

Shares used in earnings per share calculations	86,521,465		84,822,808
Shares used in diluted earnings per share calculations	87,461,051		86,588,857

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended September 30, 2006 and 2005

Unaudited

(Dollars in millions)

	For the three months ended
	2006		2005
	Amount	Percentage	Amount	Percentage
Revenues	$1,373.1	100.0%	$1,160.9	100.0%

Salaries and benefits	555.4	40.4%	494.1	42.6%
Reimbursable expenses	12.1	0.9%	12.2	1.0%
Supplies	238.0	17.3%	198.0	17.1%
Other operating expenses	270.7	19.7%	208.9	18.0%
Provision for doubtful accounts	152.0	11.1%	84.6	7.3%
Equity in earnings of unconsolidated affiliates	(11.3)	(0.8%)	(8.1)	(0.7%)

	1,216.9	88.6%	989.7	85.3%

Adjusted EBITDA (1)	156.2	11.4%	171.2	14.7%

Depreciation	55.9	4.1%	49.5	4.3%
Amortization	1.4	0.1%	1.8	0.1%
Interest expense	24.4	1.8%	24.2	2.1%
ESOP expense	3.1	0.2%	3.7	0.3%
Gain on sales of assets	(5.3)	(0.4%)	(0.3)	0.0%
Minority interests in earnings of consolidated entities	7.1	0.5%	1.8	0.1%

	86.6	6.3%	80.7	6.9%

Income from continuing operations before income tax provision	69.6	5.1%	90.5	7.8%

Income tax provision	(28.9)	(2.1%)	(35.2)	(3.0%)

Income from continuing operations	40.7	3.0%	55.3	4.8%

Loss from discontinued operations	(0.9)	(0.1%)	(9.0)	(0.8%)

Net income	$39.8	2.9%	$46.3	4.0%

Basic income per common share:
Continuing operations	$0.47		$0.65
Discontinued operations	$(0.01)		$(0.11)

Net	$0.46		$0.54

Diluted income per common share:
Continuing operations	$0.47		$0.64
Discontinued operations	$(0.01)		$(0.11)

Net	$0.46		$0.53

Other data
Gross patient revenues	$4,080.1		$3,269.5
Revenue deductions	2,761.8		2,162.9

Net patient revenues	1,318.3		1,106.6
Non-patient revenues	54.8		54.3

Revenues	$1,373.1		$1,160.9

(1) Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sales of assets, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad's debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Statements of Operations

For the Periods Ended September 30, 2006 and 2005

Unaudited

(Dollars in millions, except for earnings per share)

	For the nine months ended
	2006		2005
	Amount	Percentage	Amount	Percentage
Revenues	$4,120.4	100.0%	$3,481.3	100.0%

Salaries and benefits, including stock compensation expense of $20.8 in 2006	1,666.8	40.5%	1,436.3	41.2%
Reimbursable expenses	38.1	1.0%	38.8	1.1%
Supplies	709.7	17.2%	584.1	16.8%
Other operating expenses	796.1	19.3%	633.7	18.2%
Provision for doubtful accounts	400.9	9.7%	280.5	8.1%
Depreciation	164.7	4.0%	148.6	4.3%
Amortization	5.0	0.1%	4.8	0.1%
Interest expense	71.8	1.7%	77.7	2.2%
Refinancing transaction costs	—	0.0%	8.4	0.3%
ESOP expense	9.2	0.2%	10.9	0.3%
Gain on sales of assets	(5.9)	(0.1%)	(0.8)	0.0%

Total operating expenses	3,856.4	93.6%	3,223.0	92.6%

Income from continuing operations before minority interests, equity in earnings and income tax provision	264.0	6.4%	258.3	7.4%
Minority interests in earnings of consolidated entities	(17.1)	(0.4%)	(8.1)	(0.2%)
Equity in earnings of unconsolidated affiliates	31.1	0.8%	27.8	0.8%

Income from continuing operations before income tax provision	278.0	6.8%	278.0	8.0%

Income tax provision	(109.4)	(2.7%)	(107.6)	(3.1%)

Income from continuing operations	168.6	4.1%	170.4	4.9%
Income from discontinued operations	14.4	0.3%	1.0	0.0%

Net income	$183.0	4.4%	$171.4	4.9%

Basic income per common share:
Continuing operations	$1.96		$2.11
Discontinued operations	$0.17		$0.01

Net	$2.13		$2.12

Diluted income per common share:
Continuing operations	$1.94		$2.06
Discontinued operations	$0.17		$0.01

Net	$2.11		$2.07

Shares used in earnings per share calculations	86,147,626		80,909,570
Shares used in diluted earnings per share calculations	86,932,117		82,677,412

Triad Hospitals, Inc.

Reconciliation of Non-GAAP Financial Information

For the Periods Ended September 30, 2006 and 2005

Unaudited

(Dollars in millions)

	For the nine months ended
	2006		2005
	Amount	Percentage	Amount	Percentage
Revenues	$4,120.4	100.0%	$3,481.3	100.0%

Salaries and benefits	1,666.8	40.5%	1,436.3	41.2%
Reimbursable expenses	38.1	1.0%	38.8	1.1%
Supplies	709.7	17.2%	584.1	16.8%
Other operating expenses	796.1	19.3%	633.7	18.2%
Provision for doubtful accounts	400.9	9.7%	280.5	8.1%
Equity in earnings of unconsolidated affiliates	(31.1)	(0.8%)	(27.8)	(0.8%)

	3,580.5	86.9%	2,945.6	84.6%

Adjusted EBITDA (1)	539.9	13.1%	535.7	15.4%

Depreciation	164.7	4.0%	148.6	4.3%
Amortization	5.0	0.1%	4.8	0.1%
Interest expense	71.8	1.7%	77.7	2.2%
Refinancing transaction costs	—	0.0%	8.4	0.3%
ESOP expense	9.2	0.2%	10.9	0.3%
Gain on sales of assets	(5.9)	(0.1%)	(0.8)	0.0%
Minority interests in earnings of consolidated entities	17.1	0.4%	8.1	0.2%

	261.9	6.3%	257.7	7.4%

Income from continuing operations before income tax provision	278.0	6.8%	278.0	8.0%

Income tax provision	(109.4)	(2.7%)	(107.6)	(3.1%)

Income from continuing operations	168.6	4.1%	170.4	4.9%

Income from discontinued operations	14.4	0.3%	1.0	0.0%

Net income	$183.0	4.4%	$171.4	4.9%

Basic income per common share:
Continuing operations	$1.96		$2.11
Discontinued operations	$0.17		$0.01

Net	$2.13		$2.12

Diluted income per common share:
Continuing operations	$1.94		$2.06
Discontinued operations	$0.17		$0.01

Net	$2.11		$2.07

Other data
Gross patient revenues	$12,229.9		$9,771.6
Revenue deductions	8,275.2		6,447.0

Net patient revenues	3,954.7		3,324.6
Non-patient revenues	165.7		156.7

Revenues	$4,120.4		$3,481.3

(1) Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization, ESOP expense, gain on sales of assets, refinancing transaction costs, minority interests, and discontinued operations. Adjusted EBITDA is commonly used by lenders and investors to assess leverage capacity, debt service ability and liquidity. Many of Triad's debt covenants use adjusted EBITDA, or a modification of adjusted EBITDA, in financial covenant calculations. Adjusted EBITDA is used by management to evaluate financial performance and resource allocation for each facility and for Triad as a whole. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Triad Hospitals, Inc.

Consolidated Balance Sheets

Unaudited

(Dollars in millions)

	September 30, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$262.4	$310.2
Accounts receivable less allowances for doubtful accounts of $376.9 at September 30, 2006 and $292.8 at December 31, 2005	932.4	800.2
Inventories	142.2	130.0
Deferred income taxes	40.0	31.8
Prepaid expenses	57.1	41.1
Discontinued operations assets	—	67.6
Other	100.8	93.0

	1,534.9	1,473.9
Property and equipment, at cost:
Land	207.0	182.3
Buildings and improvements	1,930.0	1,739.3
Equipment	1,634.3	1,449.1
Construction in progress	215.1	226.3

	3,986.4	3,597.0
Accumulated depreciation	(1,160.6)	(1,012.8)

	2,825.8	2,584.2

Goodwill	1,333.9	1,301.6
Intangible assets, net of accumulated amortization	72.1	71.7
Investment in and advances to affiliates	241.6	204.8
Other	115.7	100.7

Total assets	$6,124.0	$5,736.9

Liabilities and Equity
Current liabilities
Accounts payable	$214.7	$197.5
Accrued salaries	132.1	126.8
Current portion of long-term debt	16.9	7.7
Current income taxes payable	—	17.1
Discontinued operations liabilities	—	3.1
Other current liabilities	225.9	163.1

	589.6	515.3

Long-term debt	1,687.3	1,695.8
Other liabilities	187.1	167.8
Deferred taxes	193.6	201.9
Minority interests in equity of consolidated entities	294.5	228.4

Stockholders’ equity
Common stock	0.9	0.9
Additional paid-in capital	2,390.2	2,331.6
Accumulated other comprehensive loss	(1.6)	(1.6)
Unearned ESOP compensation	(7.8)	(10.4)
Accumulated earnings	790.2	607.2

Total stockholders’ equity	3,171.9	2,927.7

Total liabilities and stockholders’ equity	$6,124.0	$5,736.9

Triad Hospitals, Inc.

Consolidated Statements of Cash Flows

For the Periods Ended September 30, 2006 and 2005

Unaudited

(Dollars in millions)

	For the three months ended		For the nine months ended
	2006	2005	2006	2005
Cash flows from operating activities
Net income	$39.8	$46.3	$183.0	$171.4
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	0.9	9.0	(14.4)	(1.0)
Provision for doubtful accounts	152.0	84.6	400.9	280.5
Depreciation and amortization	57.3	51.3	169.7	153.4
ESOP expense	3.1	3.7	9.2	10.9
Minority interests	7.1	1.8	17.1	8.1
Equity in earnings of unconsolidated affiliates	(11.3)	(8.1)	(31.1)	(27.8)
Gain on sales of assets	(5.3)	(0.3)	(5.9)	(0.8)
Deferred income tax provision (benefit)	1.6	20.4	(10.1)	25.3
Refinancing transaction costs	—	—	—	8.4
Non-cash interest expense	0.9	0.9	2.5	3.2
Non-cash stock compensation expense	7.1	0.8	20.8	1.4
Excess tax benefits on stock compensation	(0.2)	—	(1.4)	—
Increase (decrease) in cash from operating assets and liabilities
Accounts receivable	(196.3)	(115.4)	(518.0)	(370.9)
Inventories and other assets	(8.0)	(28.4)	(30.5)	(2.8)
Accounts payable and other current liabilities	16.6	55.4	(15.3)	73.0
Other	12.9	2.8	34.6	18.9

Net cash provided by operating activities	78.2	124.8	211.1	351.2

Cash flows from investing activities
Purchases of property and equipment	(105.5)	(90.8)	(338.9)	(279.4)
Distributions and advances (to) from affiliates	5.1	8.8	(4.5)	21.6
Proceeds received on disposals of assets, net	13.9	(0.6)	116.5	35.9
Acquisitions, net of cash acquired	(6.4)	(6.0)	(55.6)	(161.3)
Other	(0.2)	(0.2)	(0.3)	(0.2)

Net cash used in investing activities	(93.1)	(88.8)	(282.8)	(383.4)

Cash flows from financing activities
Payments of long-term debt	(3.3)	(0.2)	(4.3)	(484.0)
Proceeds from issuance of long-term debt	—	—	—	520.0
Payment of debt issue costs	—	—	—	(6.4)
Proceeds from issuance of common stock	5.2	220.4	27.1	310.2
Excess tax benefits on stock compensation	0.2	—	1.4	—
Contributions from (distributions to) minority partners, net	(0.8)	10.2	(0.3)	9.5

Net cash provided by financing activities	1.3	230.4	23.9	349.3

Change in cash and cash equivalents	(13.6)	266.4	(47.8)	317.1

Cash and cash equivalents at beginning of period	276.0	107.3	310.2	56.6

Cash and cash equivalents at end of period	$262.4	$373.7	$262.4	$373.7

Interest payments	8.5	7.7	66.5	62.6
Income tax payments	36.1	17.0	153.7	76.8

Triad Hospitals, Inc.

Operating Data – Same-Facility (1)

Unaudited

	For the three months ended September 30,
	2006	2005	Change
Volume Statistics (2)
Number of hospitals	47	47	—
Licensed beds	8,282	8,144	138
Admissions	79,809	76,944	3.7%
Average length of stay (days)	4.6	4.6	0.0%
Inpatient surgeries	32,242	30,984	4.1%
Outpatient surgeries	70,374	69,438	1.3%
Outpatient visits (excluding outpatient surgeries)	982,734	957,415	2.6%
Outpatient visits (including outpatient surgeries)	1,053,108	1,026,853	2.6%
Adjusted patient days	639,314	614,495	4.0%
Adjusted admissions	137,898	132,641	4.0%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,908.0	$1,800.8	6.0%
Patient revenue per adjusted admission	$8,845.6	$8,342.8	6.0%

Revenues (millions)
Inpatient % of patient revenues (2)	54%	55%	(1.0%)
Outpatient % of patient revenues (2)	46%	45%	1.0%
Patient revenues (2)	$1,219.8	$1,106.6	10.2%
Non-patient revenues (3)	$53.0	$54.3	(2.4%)
Revenues	$1,272.8	$1,160.9	9.6%

(1) Same-facility operating data include facilities owned and operated in the full third quarter of both years. They:

– Include Deaconess Hospital (322 beds), acquired April 2005;

– Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

– Exclude Trinity Medical Center (560 beds), acquired October 2005;

– Exclude Gateway Medical Center (206 beds), acquired February 2006;

– Exclude Massillon Community Hospital (268 beds), acquired February 2006;

– Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

– Exclude the QHR hospital management, consulting, and advisory services subsidiary.

(3) Non-patient revenues:

– Include the QHR hospital management, consulting, and advisory services subsidiary;

– Include other sources.

Triad Hospitals, Inc.

Operating Data – Same-Facility (1)

Unaudited

	For the nine months ended September 30,
	2006	2005	Change
Volume Statistics (2)
Number of hospitals	46	46	—
Licensed beds	7,960	7,822	138
Admissions	231,728	228,879	1.2%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	93,267	88,926	4.9%
Outpatient surgeries	206,904	201,921	2.5%
Outpatient visits (excluding outpatient surgeries)	2,851,550	2,779,103	2.6%
Outpatient visits (including outpatient surgeries)	3,058,454	2,981,024	2.6%
Adjusted patient days	1,848,110	1,812,698	2.0%
Adjusted admissions	397,188	389,571	2.0%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,929.4	$1,791.1	7.7%
Patient revenue per adjusted admission	$8,977.5	$8,334.1	7.7%

Revenues (millions)
Inpatient % of patient revenues (2)	54%	54%	0.0%
Outpatient % of patient revenues (2)	46%	46%	0.0%
Patient revenues (2)	$3,565.7	$3,246.7	9.8%
Non-patient revenues (3)	$158.2	$155.0	2.1%
Revenues	$3,723.9	$3,401.7	9.5%

(1) Same-facility operating data include facilities owned and operated in the full nine months of both years. They:

– Exclude Deaconess Hospital (322 beds), acquired April 2005;

– Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

– Exclude Trinity Medical Center (560 beds), acquired October 2005;

– Exclude Gateway Medical Center (206 beds), acquired February 2006;

– Exclude Massillon Community Hospital (268 beds), acquired February 2006;

– Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

– Exclude the QHR hospital management, consulting, and advisory services subsidiary.

(3) Non-patient revenues:

– Include the QHR hospital management, consulting, and advisory services subsidiary;

– Include other sources.

Triad Hospitals, Inc.

Operating Data – Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the three months ended September 30,
	2006	2005	Change
Volume Statistics (2)
Number of hospitals	50	50	—
Licensed beds	9,316	9,178	138
Admissions	87,107	84,522	3.1%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	35,025	33,293	5.2%
Outpatient surgeries	75,623	73,548	2.8%
Outpatient visits (excluding outpatient surgeries)	1,101,705	1,081,250	1.9%
Outpatient visits (including outpatient surgeries)	1,177,328	1,154,798	2.0%
Adjusted patient days	695,568	672,615	3.4%
Adjusted admissions	149,393	144,773	3.2%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,895.3	$1,793.8	5.7%
Patient revenue per adjusted admission	$8,824.6	$8,333.8	5.9%

Revenues (millions)
Inpatient % of patient revenues (2)	55%	55%	0.0%
Outpatient % of patient revenues (2)	45%	45%	0.0%
Patient revenues (2)	$1,318.3	$1,206.5	9.3%
Non-patient revenues (3)	$54.8	$56.3	(2.7%)
Revenues	$1,373.1	$1,262.8	8.7%

(1) Pro forma operating data:

– Include Deaconess Hospital (322 beds), acquired April 2005;

– Include Trinity Medical Center (560 beds), acquired October 2005, on a pro forma basis as if owned since January 1, 2005;

– Include Gateway Medical Center (206 beds), acquired February 2006, on a pro forma basis as if owned since January 1, 2005;

– Include Massillon Community Hospital (268 beds), acquired February 2006, on a pro forma basis as if owned since January 1, 2005;

– Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

– Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

– Exclude the QHR hospital management, consulting, and advisory services subsidiary.

(3) Non-patient revenues:

– Include the QHR hospital management, consulting, and advisory services subsidiary;

– Include other sources.

Triad Hospitals, Inc.

Operating Data – Pro Forma for Acquisitions & Divestitures (1)

Unaudited

	For the nine months ended September 30,
	2006	2005	Change
Volume Statistics (2)
Number of hospitals	50	50	—
Licensed beds	9,316	9,178	138
Admissions	262,676	262,228	0.2%
Average length of stay (days)	4.7	4.7	0.0%
Inpatient surgeries	104,657	99,542	5.1%
Outpatient surgeries	228,221	219,918	3.8%
Outpatient visits (excluding outpatient surgeries)	3,296,601	3,257,230	1.2%
Outpatient visits (including outpatient surgeries)	3,524,822	3,477,148	1.4%
Adjusted patient days	2,108,287	2,078,723	1.4%
Adjusted admissions	447,606	442,892	1.1%

Rate Statistics (2)
Patient revenue per adjusted patient day	$1,882.0	$1,756.2	7.2%
Patient revenue per adjusted admission	$8,864.3	$8,242.5	7.5%

Revenues (millions)
Inpatient % of patient revenues (2)	55%	54%	1.0%
Outpatient % of patient revenues (2)	45%	46%	(1.0%)
Patient revenues (2)	$3,967.7	$3,650.5	8.7%
Non-patient revenues (3)	$166.1	$163.5	1.6%
Revenues	$4,133.8	$3,814.0	8.4%

(1) Pro forma operating data:

– Include Deaconess Hospital (322 beds), acquired April 2005, on a pro forma basis as if owned since January 1, 2005;

– Include Trinity Medical Center (560 beds), acquired October 2005, on a pro forma basis as if owned since January 1, 2005;

– Include Gateway Medical Center (206 beds), acquired February 2006, on a pro forma basis as if owned since January 1, 2005;

– Include Massillon Community Hospital (268 beds), acquired February 2006, on a pro forma basis as if owned since January 1, 2005;

– Exclude Medical Center of South Arkansas (166 beds), owned 50% and reported on an equity (non-consolidated) basis;

– Exclude facilities reclassified to discontinued operations.

(2) Volume statistics, rate statistics, and patient revenues:

– Exclude the QHR hospital management, consulting, and advisory services subsidiary.

(3) Non-patient revenues:

– Include the QHR hospital management, consulting, and advisory services subsidiary;

– Include other sources.